FIRST AMENDMENT
TO THE
TIMBERLINE RESOURCES CORPORATION
AMENDED 2005 EQUITY INCENTIVE PLAN

The undersigned hereby certifies that he is the duly elected, qualified and acting Chief Executive Officer of Timberline Resources Corporation (the "*Company*") and, as permitted by Section 15 of the Timberline Resources Corporation Amended 2005 Equity Incentive Plan (the "*Plan*"), that Section 4(a) of the Plan has been amended by resolution adopted by the Board of Directors on April 30, 2008 and by vote the stockholders of the Company effective as of August 22, 2008, to read in its entirety as follows:

4. SHARES SUBJECT TO THIS PLAN.

(a) Share Reserve. Subject to the provisions of §6(l) below, the Common Stock that may be issued pursuant to Stock Awards (not including SARs) shall not exceed in the aggregate Seven million (7,000,000) shares of Common Stock (the ***"Share Reserve"***). There is no limit upon the number of SARs that may be awarded to Participants.

DATED effective as of the 22nd day of August, 2008.

Randal Hardy, Chief Executive Officer